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EXHIBIT 10.1

                                 LOAN AGREEMENT

         This Loan Agreement is entered into as of March 13, 2003 by and between the Conrad von Bibra Revocable Trust and Carl von Bibra ("Lenders") and Prism Software Corporation, a Delaware corporation ( the "Company");

                                    RECITALS:

         A. The Company is indebted to the Lenders for an aggregate of $5,939,837.85, consisting of $3,181,204.32 owed to the Conrad von Bibra Revocable Trust (of which $2,747,900 is unpaid principal and $433,304.32 is interest accrued to the date hereof) and $2,758,633.53 owed to Carl von Bibra (of which $2,454,000 is unpaid principal and $304,633.53 is interest accrued to the date hereof);

         B. The parties desire to consolidate these amounts into two Promissory Notes, and to provide for future advances by the Lenders to the Company;

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

         1. ISSUANCE OF CONSOLIDATED NOTES. Concurrently with the date of this Agreement, the Company shall issue a Promissory Note to the Conrad von Bibra Revocable Trust in the amount of $3,181,204.32 and a Promissory Note to Carl von Bibra in the amount of $2,758,633.53 (the "Consolidated Notes"). The Consolidated Notes represent the entire amounts owed by the Company to the Lenders as of the date of this Agreement, including all accrued principal and interest, and replace and supercede all existing notes, credit agreements or similar obligations, except for that certain note dated September 25, 2000, in the original principal amount of $34,794 payable to the Conrad von Bibra Revocable Trust.

         2. PROCEDURE FOR ADDITIONAL BORROWING. Lenders may, from time to time, advance additional funds from time to time to meet the Company's capital needs, as such needs are determined by Lenders (the "Additional Advances"). Such advances shall be made upon written or verbal requests by the Company, which requests shall include such supporting documentation of the Company's capital needs as Lenders may reasonably request. The amounts borrowed shall be reflected on the books and records of Lender and the Company; provided, however, that at Lenders' request, the Company shall execute a promissory note or notes evidencing the borrowings.

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         3. TERMS OF BORROWINGS. The Consolidated Notes and all Additional
Borrowings (the "Obligations") shall be on the following terms and conditions

                  3.1 INTEREST RATE. The Obligations shall bear interest at a rate equal to eight percent per annum. Interest not paid when due shall thereafter bear like interest as the principal, but unpaid interest so compounded shall not exceed the maximum rate permitted by law.

                  3.2 TERMS OF PAYMENT Amounts due under the Obligations shall be paid within three days after receipt of written demand for such amounts from the Lenders. The Company may, at its option, prepay all or any amount owed prior to such date. Any such payment shall be credited first to interest then due and the remainder to principal unless otherwise specified by the Lender. To the extent that the Company receives funding from other parties and there are excess funds available, the Company will make a good faith effort to prepay all or a portion of the Obligations.

                  3.3. USURY LIMITATION. In no event shall the interest rate payable pursuant to this Agreement be higher than permitted by applicable law.

                  3.4 DEFAULT AND ACCELERATION. Upon the occurrence of any Event of Default (as defined below), the Obligations shall be in default and Lenders shall have the right, at Lenders' sole option, to declare all amounts owed under the Obligations immediately due and payable. Each of the following is an "Event of Default": (a) the failure of the Company to pay any portion of principal or interest when due, which failure is not cured within three calendar days after written notice, (b) the entry of a decree or order for relief in respect of the Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, trustee, or custodian of the Company or for any substantial part of the Company's property, which decree or order is not stayed or set aside within 60 days thereafter, or (c) the filing by the Company of a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the consent by the Company to the institution of proceedings thereunder or to the appointment of a receiver, trustee or custodian.

         4.   CONVERSION

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                    4.1 RIGHT TO CONVERT. Lenders may, from time to time,
convert all or any portion of the unpaid principal balance of the Obligations, and any accrued interest, into shares of the Company's common stock ("Common Stock") at a price of $ .05 per share (the "Conversion Price"). The Conversion Price is subject to adjustment as set forth below.

                    4.2 MECHANICS OF CONVERSION. Conversion shall be effected by giving the Company written notice at its principal executive office of the election to convert (the "Conversion Notice") and by delivering any Promissory Notes issued under this Agreement to such office for endorsement by the Company to reflect the principal amount converted to shares of Common Stock. The Conversion Notice shall state the name or names of the parties to whom the certificate or certificates for shares of common stock should be issued and the address to which the certificates are to be sent. As soon as practicable thereafter, the Company shall issue and deliver to Lenders at the address or addresses designated in the Conversion Notice the certificate or certificates for the number of shares of common stock to which such parties are entitled. At its election, the Company may issue fractional shares or, in lieu thereof, make a cash payment to Lenders in an amount equal to the number of fractional shares to be issued multiplied by the then fair market value of one share of the Company's Common Stock as determined in good faith by the Company's Board of Directors. Conversion shall be deemed to have occurred on the close of business on the date the Conversion Notice is received by the Company.

                   4.3 CONVERSION PRICE. In order to prevent dilution of the conversion rights granted under this Agreement, the Conversion Price will be subject to adjustment from time to time as follows:

                           (i) If the Company at any time subdivides (by any
stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price will be proportionately reduced, and if the Company at any time combines (by reverse stock split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price will be proportionately increased.

                           (ii) If any capital reorganization, reclassification,
consolidation or merger or any sale of substantially all of the Company's assets (collectively, the "Corporate Transactions") is effected in such a way that the holders of Common Stock become entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition to such

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Corporate Transaction, lawful and adequate provision will be made whereby the
Lenders will thereafter have the right to acquire and receive in lieu in shares of Common Stock, such shares, securities or assets as would have been issuable to the Lenders if it had converted the principal amount of this Note immediately prior to such Corporate Transaction.

                           (iii) In the event Maker issues additional shares of
Common Stock for a purchase price of less that $.05 per share, or issues securities convertible or exercisable into Common Stock at a price of less than $.05 per share, then the conversion price of the note shall be automatically adjusted to such lower conversion price unless waived in writing for a particular case; provided, however, that such adjustment may be waived or modified from time to time by either of the two Lenders.

         5. ISSUANCE OF WARRANT ON CONVERSION. Upon the conversion of all or part of the Obligations into Common Stock, the Company shall issue to the converting Lender a Warrant to purchase additional shares of Common Stock of Company (equal to the number of shares of Common Stock issued upon such conversion), at an exercise price of $ .12 per share, in the form of Exhibit A hereto.

         6. ATTORNEYS' FEES. In the event any judicial proceedings are instituted to enforce or interpret the rights and obligations of the Company and the Lenders under this Agreement, the prevailing party in such proceeding shall be entitled to reasonable attorneys' fees and costs, as well as related costs of collection and appeal.

         7. GOVERNING LAW. This Agreement and all transactions hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California, without regard to any choice of law or conflict of law provisions thereof.

         8. SEVERABILITY. Should any provision of this Agreement be declared or be determined by any court to be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement, and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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                                    Prism Software Corporation

                                    By: /S/ E. TED DANIELS
                                        ---------------------------------------
                                        E. Ted Daniels, Chief Executive Officer


                                    /S/ CONRAD VON BIBRA
                                    -------------------------------------------
                                    Conrad von Bibra, Trustee for
                                    the Conrad von Bibra Revocable Trust

                                    /S/ CARL VON BIBRA
                                    -------------------------------------------
                                    Carl von Bibra

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